UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 30, 2024

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chairman of the Board

On September 30, 2024, David S. Dury, Chairman of the Board of Directors (the “Board”) of Intevac, Inc. (the “Company”), notified the Company and the Board that he will not stand for re-election at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). Mr. Dury will remain a member of the Board until the Annual Meeting. Mr. Dury’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chairman of the Board

On September 30, 2024, the Board appointed Kevin Barber as Chairman of the Board.

Board Committee Assignment

On August 27, 2024, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing the appointment of Mr. Eiji Miyanaga to the Board. At the time of the filing of the Initial 8-K, the Board had not determined committee assignments for Mr. Miyanaga. On September 30, 2024, the Board appointed Mr. Miyanaga to serve as a member of the Human Capital Committee of the Board.

A copy of the press release issued by the Company announcing Mr. Dury’s retirement as Chairman of the Board and Mr. Barber’s appointment as Chairman of the Board is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 1, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: October 1, 2024	/s/ CAMERON McAULAY
Cameron McAulay
Chief Financial Officer, Secretary and Treasurer